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                          ASCEND COMMUNICATIONS, INC.
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                    1998 SUPPLEMENTAL STOCK INCENTIVE PLAN
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     1.   PURPOSE.  This 1998 Supplemental Stock Incentive Plan (the "Plan") is
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intended to provide incentives to individuals in the employ or service of Ascend
Communications, Inc. (the "Company"), or any present or future parent or subsidiary of the Company, (collectively, "Related Corporations"), by providing them with: (a) opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Options"); (b) awards of stock in the Company ("Awards"); and (c) opportunities to make direct purchases of stock in the Company ("Purchases"). Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

          Share issuances under this Plan shall not reduce or otherwise affect the number of shares of the Company's Common Stock (the "Common Stock") available for issuance under the 1998 Stock Incentive Plan. In addition, share issuances under the 1998 Stock Incentive Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan.

          The Plan shall become effective immediately upon adoption by the Board of Directors (the "Board") on September 22, 1998 (the "Effective Date").

     2.   ADMINISTRATION OF THE PLAN.
          --------------------------

          A.   BOARD OR COMMITTEE ADMINISTRATION.  The Plan will be administered
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by a committee or committees appointed by the Board of Directors of the Company
(the "Board") and consisting of two or more members of the Board. The Board may delegate responsibility for administration of the Plan with respect to designated Stock Right recipients to different committees, subject to such limitations as the Board deems appropriate. Members of a committee will serve for such term as the Board may determine, and may be removed by the Board at any time. The term "Committee," when used in this Plan, refers to the committee
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that has been delegated authority with respect to a matter.

          B.   COMMITTEE ACTIONS.  Any Committee has full authority to
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administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are eligible to participate and/or receive Stock Rights under the Plan, to determine the amount and/or number of shares subject to such Stock Right, and to determine the terms of such Stock Right made under the Plan (which terms need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board are final and binding on all persons.

                                       1.
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     3.   ELIGIBLE EMPLOYEES AND OTHERS. The persons eligible to participate in
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the Plan shall be limited to those employees (including officers and directors, but only to the extent such individuals were not previously employed by the Company prior to the grant and where the grant is an inducement essential to the individual entering into an employment arrangement with the Company) and
consultants in the service of the Company (or any Related Corporation).   In
addition, Stock Rights may be granted to a trust established for the benefit of an otherwise eligible individual. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity will neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4.   STOCK.  The stock subject to Options, Awards and Purchases will be
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authorized but unissued shares of Common Stock of the Company, par value $.001 per share, or shares of Common Stock reacquired by the Company in any manner. Subject to adjustment as provided in paragraph 14, the aggregate number of shares which may be issued pursuant to the Plan is 5,000,000 shares. If any Stock Right granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Stock Right will again be available for grants of Stock Rights under the Plan. However, if shares held by the grantee of a Stock Right are delivered to the Company, or are withheld from shares otherwise issuable under the Stock Right, in payment of all or a portion of the exercise price or tax withholding obligations under the Stock Right, only the net number of shares issued by the Company (i.e., the gross number less the shares delivered or withheld) will be counted toward the aggregate limit of this paragraph 4. No employee of the Company or any Related Corporation may be granted in any calendar year Stock Rights with respect to more than 500,000 shares of Common Stock, in the aggregate.

     5.   GRANTING OF STOCK RIGHTS.  Stock Rights may be granted under the Plan
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at any time after the Effective Date and before the tenth anniversary of the
Effective Date. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right.

     6.   OPTION PRICE.  The exercise price per share will be fixed by the
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Committee, provided, however, that in no event will the exercise price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the Option grant date.

     7.   DETERMINATION OF FAIR MARKET VALUE.  If, at the time an Option is
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granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available on the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market.

                                       2.
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However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     8.   OPTION DURATION.  Subject to earlier termination as provided in
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paragraph 10, each Option will expire on the date specified by the Committee, but not more than ten years and one day from the date of grant.

     9.   EXERCISE OF OPTION.  Subject to the provisions of paragraphs 10
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through 14, each Option granted under the Plan will be exercisable as follows:

          A.   VESTING.  The Option will either be fully exercisable on the date
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of grant, subject to such restrictions or repurchase rights as the Committee shall determine, or will become exercisable thereafter in such installments as the Committee may specify.

          B.   FULL VESTING OF INSTALLMENTS.  Once an installment becomes
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exercisable it will remain exercisable until expiration or termination of the
Option, unless otherwise specified by the Committee.

          C.   PARTIAL EXERCISE.  Each Option or installment may be exercised at
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any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D.   ACCELERATION OF VESTING.  The Committee shall have the right to
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accelerate the date of exercise of any installment of any Option.

     10.  EFFECT OF TERMINATION OF SERVICE.  The following Provisions shall
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govern the exercise of any Options held by the optionee (or a trust benefiting that employee) at the time of cessation of service, disability, death or misconduct:

          A.   CESSATION OF SERVICE.  Except to the extent otherwise
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specifically provided in the documents evidencing the Option, any outstanding
Option exercisable for fully vested shares at the time the optionee ceases to provide services to the Company or a Related Corporation as an employee, a non-employee Board member or a consultant for any reason other than disability, death or misconduct, then the option may be exercised within three (3) months following the date of such cessation of service.

          B.   DISABILITY.  Should such service terminate by reason of
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disability, then any outstanding Option exercisable by the optionee for fully vested shares at the time the optionee ceases to provide services to the Company may be subsequently exercised during the six (6) month period following the date of such cessation of service. However, should such disability be deemed to constitute permanent disability, then the period during which each outstanding option for fully vested shares is to remain exercisable will be extended by an additional six (6) months so that the

                                       3.
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exercise period will be the twelve (12)-month period following the date of the optionee's cessation of service by reason of such permanent disability. The term "Permanent Disability," as used in this Plan, means a disability expected to
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result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

          C.   DEATH.  Any Option exercisable for fully vested shares by the
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optionee at the time of death may be subsequently exercised by the personal representative of the optionee's estate or by the person or persons to whom the Option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution (or the trustee if the Option continues to be held by a trust following death) during the twelve (12) month period following the date of the optionee's death.

          D.   MISCONDUCT.  Should the optionee's service be terminated for
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misconduct, then all outstanding Options at the time held by the optionee will immediately terminate and cease to be outstanding.  The term "Misconduct," when
                                                              ----------
used in this Plan, means the commission of any act of fraud, embezzlement or dishonesty by the optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company or any Related Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Related Corporation may consider as grounds for the dismissal or discharge of any optionee or other person in the service of the Company or any Related Corporation.

          E.   LEAVE OF ABSENCE.  For purposes of this paragraph 10, a bona fide
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leave of absence (such as those attributable to illness, military obligations or governmental service) with the written consent of the Committee, or to the extent required by statute, will not be considered an interruption of service under the Plan. For the purposes of this paragraph, the leave of absence provision described above shall not apply to a consultant or advisor of the Company or any Related Corporation.

          F.   OPTIONS HELD IN TRUST.  The Provisions of this paragraph 10 shall
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govern the exercise of Options held by a trust for the benefit of an otherwise eligible individual at the time of such individual's cessation of service, disability, death or misconduct, as well as the exercise of options held directly by the employee.

     11.  REPURCHASE RIGHTS.  The Committee may in its discretion determine that
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it shall be a term and condition of one or more Options exercised under the Plan by an optionee, or a trust established for the benefit of an otherwise eligible individual, that the Company or its assigns shall have the right, exercisable upon the optionee's, or otherwise eligible individual's, separation from service with the Company or any Related Corporation, to repurchase any or all of the shares of Common Stock previously acquired by the optionee or trust upon the exercise of that Option. Any such repurchase right will be exercisable on such terms and conditions (including establishment of the appropriate vesting schedule and other provisions for the expiration of the repurchase right in one or more installments) as the Committee may specify in the instrument evidencing the right. The Committee will also have full power and authority to provide for the automatic termination of

                                       4.

repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares.

     12.  ASSIGNABILITY.  No Option shall be assignable or transferable by the
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optionee or except by will or by the laws of descent and distribution.  During the lifetime of the optionee, or individual for whom a trust has been established, each Option may be exercised only by the optionee.

     13.  TERMS AND CONDITIONS OF OPTIONS.  Options will be evidenced by
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instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments must conform to the terms and conditions set forth in paragraphs 6 through 12 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions and repurchase rights applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     14.  ADJUSTMENTS.  Upon the occurrence of any of the following events, an
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optionee's rights with respect to Options granted hereunder will be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A.   RECAPITALIZATION.  If any change is made to the Common Stock
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issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities to issuable under the Plan, (ii) the number and/or class of securities and, if applicable, price per share in affect under each outstanding Stock Right under the Plan and (iii) the maximum number of shares issuable to one individual pursuant to paragraph 4.

          B.   TRANSFER OF CONTROL AND OTHER TRANSACTIONS.  A "Transfer of
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Control" will be deemed to have occurred in the event any of the following occurs with respect to the Company (which for this purpose includes a successor whose stock is issued under the Plan).

               (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company immediately before such sale or exchange do not retain, directly or indirectly and in substantially the same proportion, beneficial interest in voting stock of the Company or surviving entity representing at least a majority of the voting power of all voting stock of the Company.

               (ii) a merger, consolidation, reorganization or similar transaction in which the stockholders of the Company immediately before such merger do not retain, directly or

                                       5.

indirectly and in substantially the same proportion, beneficial interest in the voting stock of the surviving entity representing a majority of the voting power of all voting stock; or

               (iii) the sale, exchange, or transfer (including, without limitation, pursuant to a liquidation or dissolution) of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of the Company immediately before such sale, exchange, or transfer retain, directly or indirectly and in substantially the same proportion, beneficial interest in voting stock of the corporation(s) to which the assets were transferred) representing at least a majority of the combined voting power of all voting stock of such entity.

          In the event of any Transfer of Control, each outstanding Option, shall automatically accelerate so that each such Option shall, immediately prior to effective date of the Transfer of Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to the consummation of the Transfer of Control. An Option shall not so accelerate if and to the extent: (i) such Option is assumed or otherwise continued in full force or effect by the successor corporation (or parent thereof) pursuant to the terms of the Transfer of Control, (ii) such Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Transfer of Control on the shares of Common Stock for which the Option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or
(iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the Option grant. All outstanding repurchase rights outstanding on Common Stock previously issued under the Plan will also terminate automatically, and such shares will immediately vest in full, immediately before a Transfer of Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Transfer of Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

          Notwithstanding the foregoing, any Options held by individuals who hold positions with the Company at the level of vice president or higher, including without limitation the president and executive vice presidents, at the time of a Transfer of Control shall be accelerated such that the optionee shall be entitled to an additional twelve months of vesting, or if the Option would have been fully vested in less that twelve month, then the Option shall be fully vested.

          C.   DISSOLUTION OR LIQUIDATION.  In the event of the proposed
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dissolution or liquidation of the Company, each Option will terminate immediately before the consummation of such proposed action or at such other time and subject to such other conditions specified by the Committee.

          D.   ISSUANCES OF SECURITIES.  Except as expressly provided herein, no
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issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or

                                       6.

price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          E.   FRACTIONAL SHARES.  No fractional shares will be issued under the
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Plan and the optionee will receive from the Company cash in lieu of such fractional shares.

          F.   ADJUSTMENTS.  Upon the happening of any of the events described
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in subparagraphs A or B above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan will also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 2, its determination shall be conclusive.

     If any person owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee.

     15.  MEANS OF EXERCISING STOCK RIGHTS.  A Stock Right (or any part or
          --------------------------------
installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice must identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, (c) at the discretion of the Committee, by delivery of a promissory note, the terms of which (including the interest rate and the terms of repayment) shall be established by the Committee, (d) at the discretion of the Committee, by delivery of notice in such form as the Company may designate together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price or (e) at the discretion of the Committee, by any combination of (a), (b), (c) or (d) above. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by such Stock Right until the date of issuance of a stock certificate for such shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment will be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     16.  TERM AND AMENDMENT OF PLAN.  The Plan will expire on the tenth
          --------------------------
anniversary of the Effective Date (except as to Options outstanding on that date). The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification may adversely affect the rights and obligations with respect to Stock Rights at the time outstanding under the Plan unless the grantee consents to such amendment or modification.

                                       7.

     17.  APPLICATION OF FUNDS.  The proceeds received by the Company from the
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sale of shares pursuant to Options granted and Purchases authorized under the
Plan shall be used for general corporate purposes.

     18.  GOVERNMENTAL REGULATION.  The Company's obligation to sell and deliver
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shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19.  TAX WITHHOLDING.
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          A.   OBLIGATION.  The Company's obligation to deliver shares upon the
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exercise of Stock Rights under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

          B.   STOCK WITHHOLDING.  The Committee may require or permit, in its
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discretion and upon such terms and conditions as it may deem appropriate any or all holders of outstanding Stock Rights under the Plan to elect to have the Company withhold, from the shares of Common Stock otherwise issuable pursuant to such Stock Right, one or more of such shares with an aggregate fair market value equal to the Federal, State and local income and employment taxes ("Taxes") incurred in connection with the acquisition of such shares. Holders of Stock Rights under the Plan may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered shares will be valued at fair market value on the applicable determination date for such Taxes.

     20.  GOVERNING LAW.  The validity and construction of the Plan and the
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instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware, or the laws of any other jurisdiction in which the Company or its successors in interest may be organized.

     21.  NO EMPLOYMENT/SERVICE RIGHTS.    Nothing in the Plan confers upon the
          ----------------------------
grantee of a Stock Right any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Corporation or of the grantee, which rights are hereby expressly reserved by each, to terminate such person's service at any time for any reason, with or without cause.

     22.  NON-U.S. PARTICIPANTS.  With respect to any employees of the Company
          ---------------------
or a Related Corporation who reside outside the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend the terms of the Plan in order to conform such terms to the requirements of local law or to meet the objectives of the Plan, and may where appropriate establish one or more sub-plans to reflect such amended provisions.

                                       8.